EXHIBIT 10.21


                              THINK NEW IDEAS, INC.
                         45 WEST 36TH STREET, 12TH FLOOR
                            NEW YORK, NEW YORK 10018

                                  May 24, 1999


                                                             VIA FEDERAL EXPRESS

Mr. Larry Kopald
1161 Amherst
Unit 304
Los Angeles, CA 90049


Re:      Employment Agreement of June 30, 1996 (the "Employment Agreement")

Dear Larry:

      This is to confirm to you that THINK New Ideas, Inc. (the "Company") has agreed to renew your employment with the Company for a period of one year (the
"Extension Period") commencing upon expiration of the current term of your employment at the close of business on May 31, 1999. Your annual salary shall be $350,000 (representing Monthly Compensation, as defined in the Employment Agreement, of $29,167). The the Company has further agreed that you shall continue to be a member of executive management, with such title and any other form of compensation as may be determined by management. The Employment Agreement shall remain in effect for the Extension Period unmodified except as specifically set forth herein.

      Your service and contribution to the Company is sincerely appreciated.

                                                   Very truly yours,

                                                   /s/ Kenneth Orton

                                                   Kenneth Orton on behalf
                                                   of the Compensation Committee

cc: Mr. Ronald Bloom
    Mr. Melvin Epstein
    Cindi Lefari, Esq.
    Victoria A. Baylin, Esq.